UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2013

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Overlook Center, Princeton, New Jersey 08540

(Address of principal executive office)(Zip Code)

(609) 514-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

On September 17, 2013, Rockwood Specialties Group, Inc. (“Rockwood”), an indirect subsidiary of Rockwood Holdings, Inc. (the “Company”), entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Huntsman International LLC (“Buyer”), a Delaware limited liability company, pursuant to which Buyer will acquire the Company’s titanium dioxide pigments, color pigments and services, timber treatment chemicals, rubber/thermoplastic compounding and water chemistry businesses for a base price of $1.325 billion, including the assumption of $225 million in pension obligations, and subject to certain other adjustments.

The Stock Purchase Agreement contains customary representations and warranties, covenants covering the conduct of the parties during pre-closing and post-closing periods (including certain restrictive covenants) and the parties have agreed to certain indemnities, including for breaches of representations and warranties, breach of covenants, certain environmental matters and certain other matters described therein.

The closing of the transaction is expected to occur in the first half of 2014, subject to the satisfaction or waiver of customary closing conditions and regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the European Commission pursuant to the European Council Regulation on the control of concentrations between undertakings.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.                          Termination of Material Definitive Agreement.

On September 20, 2013, Rockwood terminated its Credit Agreement, dated as of February 10, 2011 (as amended on February 22, 2012), among Rockwood, as Borrower, Rockwood Specialties International, Inc. (Rockwood’s direct parent), as a Guarantor, the lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and KKR Capital Markets LLC, as Syndication Agent (“Credit Agreement”).   Effective September 20, 2013, all commitments under the Credit Agreement were terminated and all obligations to the lenders therein were discharged, including those under the revolving credit commitments.  As previously disclosed, Rockwood repaid all amounts outstanding under the senior secured term loans provided under the Credit Agreement on September 4, 2013.

Item 7.01.                          Regulation FD Disclosure.

On September 17, 2013, the Company issued a press release announcing the signing of the Stock Purchase Agreement.  A copy of the press release announcing the transaction is furnished as Exhibit 99.1 of this report and incorporated herein by reference.

Item 9.01                             Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 17, 2013, by and among Rockwood and Buyer.
99.1	Press release dated September 17, 2013.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

This report contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our expectations with respect to the timing and success of divestitures, our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect the Company’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, the Company’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which the Company currently does business; competitive pricing or product development activities affecting demand for the Company’s products; technological changes affecting production of the Company’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which the Company’s products are sold; hazards associated with chemicals manufacturing; the Company’s ability to access capital markets; the Company’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: September 23, 2013